COVENTRY HEALTH CARE, INC.
AMENDED AND RESTATED 2004 INCENTIVE PLAN
(March 3, 2011)

Section 1.  Purpose; Definitions.

The purpose of the 2004 Incentive Plan (the “Plan”) is to enable Coventry Health Care, Inc., a Delaware corporation (the “Company”), to attract, retain and reward key employees of and consultants to the Company and its Subsidiaries and Affiliates, and directors who are not also employees of the Company, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants, and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with those requirements.

For purposes of the Plan, the following terms shall be defined as set forth below:

A. ”Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board pursuant to reasonable business criteria (such as a joint venture) as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

B. ”Board” means the Board of Directors of the Company.

C. ”Cause” has the meaning provided in Section 5(j) of the Plan.

D. ”Change in Control” has the meaning provided in Section 12(b) of the Plan.

E. ”Change in Control Price” has the meaning provided in Section 12(d) of the Plan.

F. ”Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

G. ”Common Stock” means the Company’s Common Stock, par value $.01 per share.

H. ”Committee” means the Compensation Committee of the Board of Directors of the Company.

I. ”Company” means Coventry Health Care, Inc., a corporation organized under the laws of the State of Delaware or any successor corporation.

J. ”Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable award will be paid or become vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or become vested.

K. ”Disability” means disability as determined under the Company’s Group Long Term Disability Insurance Plan.

L. ”Early Retirement” means retirement, for purposes of this Plan with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

M. ”Effective Date” has the meaning provided in Section 16 of the Plan.

N. ”Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

O. ”Fair Market Value” means with respect to the Common Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price on the date of grant, or if such date shall fall on a non-business day, the reported closing price on the business day immediately preceding the date of grant of a share of Common Stock on the New York Stock Exchange or such other market or exchange as is the principal trading market for the Common Stock, or, if no such sale of a share of Common Stock is reported on the New York Stock Exchange or other exchange or principal trading market on such date, the fair market value of a share of Common Stock as determined by the Committee pursuant to the reasonable application of a reasonable valuation method and in good faith. The Committee shall determine the date of grant of each Stock Option and SAR awarded hereunder in a manner consistent with Section 409A of the Code and the regulations thereunder.

P. ”Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

Q. ”Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

R. ”Independent Director” means a member of the Board who is an “Independent Director” within the meaning of Rule 1 6b-3(b)(3) promulgated under the Exchange Act, an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code, and who satisfies the applicable independence requirements of the New York Stock Exchange.

S. ”Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

T. ”Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

U. ”Other Stock-Based Award” means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, the Common Stock.

V. ”Outside Director” means a member of the Board who is not then (i) an officer or employee of the Company or any Subsidiary or Affiliate of the Company, or(ii) the direct or beneficial owner of five percent (5%) or more of the Common Stock of the Company.

W. ”Outside Director Stock Option” means an award to an Outside Director under Section 11 below.

X. ”Performance Award” means an award under Sections 8 and 9 below. For purposes of the share counting provisions of Section 3 hereof, a Performance Award that is not settled in cash shall be treated as (i) an Option award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Stock award if the amounts payable thereunder will be determined by reference to the full value of a Share.

Y. ”Plan” means this 2004 Incentive Plan, as amended from time to time.

Z. ”Restricted Stock” means an award of shares of Common Stock that is subject to restrictions under Section 7 and/or Section 11 of the Plan.

AA. ”Restriction Period” has the meaning provided in Section 7 of the Plan.

BB. ”Retirement” means Normal or Early Retirement.

CC. ”Section 162(m) Maximum” has the meaning provided in Section 3(b) hereof.

DD. ”Share” means a share of Common Stock.

EE. ”Share Reserve” has the meaning set forth in Section 3(a).

FF. ”Stock Appreciation Right” or “SAR” means the right, pursuant to an award granted under Section 6 below, to receive in cash and/or shares upon exercise the increase in the Fair Market Value of a share of Common Stock above the Fair Market Value of a share of Common Stock on the date of grant.

GG. ”Stock Option” or “Option” means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 and/or Section 11 below.

HH. ”Stock Unit” means a unit awarded under Section 11, Awards to Outside Directors, with a value equal to the value of one share of the Company’s Common Stock. A Stock Unit shall not be evidenced by or convertible into any actual share of the Company’s common stock until it is distributed from the Plan.

II. ”Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.  Administration.

The Plan shall be administered by the Committee. Each member of the Committee shall be an Independent Director. The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees, Outside Directors and consultants eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Awards and/or (v) Other Stock-Based Awards; provided, however, that the power to grant and establish the terms and conditions of awards to Outside Directors under the Plan other than pursuant to Section 11 shall be reserved to the Board.

In particular, the Committee, or the Board, as the case may be, shall have the authority, consistent with the terms of the Plan:

(a) to select the officers, key employees and Outside Directors of and consultants to the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, and/or Other Stock-Based Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible persons;

(c) to determine the number of shares to be covered by each such award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, performance requirement or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 13 hereof;

(e) to determine whether and under what circumstances an Award may be settled in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(f) to determine whether, to what extent, and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan;

(g) to determine whether, to what extent, and under what circumstances shares of Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(h) make all determinations under the Plan concerning termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such termination occurs by reason of Cause, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a termination of employment;

(i) to determine whether to require payment of tax withholding requirements in shares of Common Stock subject to the award; and

(j) to impose any holding period required to satisfy Section 16 under the Exchange Act.

The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants. A Participant or other holder of an award may contest a decision or action by the Committee with respect to such person or award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

Section 3.  Shares of Common Stock Subject to Plan.

(a) Shares Authorized.  The maximum number shares of Common Stock that may be issued pursuant to awards after the effective date of the amendment and restatement of this Plan is equal to the sum of (i) 5,500,000 and (ii) the number of shares available for grant under the Plan as of the end of the day that is the effective date of the amendment and restatement of this Plan (such aggregate amount, the “Share Reserve”).

(b) Share Origin; Certain Limits.  The shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive awards pursuant to this Plan in excess of 3,500,000 shares of Common Stock in any fiscal year (the “Section 162(m) Maximum”).

(c) Full Value Awards.  Awards other than Stock Options and Stock Appreciation Rights shall be counted against the maximum number of shares available for grant in Section 3(a) in a 1.40-to-1 ratio.

(d) Share Counting.  If any award granted under this Plan (whether before or after the effective date of the amendment and restatement of this Plan) shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the Plan, in accordance with this Section 3(d). If any award granted under the Company’s Amended and Restated 1998 Stock Incentive Plan and the Assumed Plans as defined therein (collectively, the “1998 Plan”) shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the Plan, and the Share Reserve shall be increased, in accordance with this Section 3(d). The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if an Option or SAR is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation with respect to any award is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 3(a) shall be the number of Shares that were subject to the award portion thereof, and not the net number of Shares actually issued, and any SARs to be settled in shares of Common Stock shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of shares issued upon the settlement of the SAR. Moreover, in the event that the Company repurchases shares with stock option proceeds, those shares will not be added to the aggregate plan limit. Any Shares that again become available for grant pursuant to this Section 3(d) shall be added back (i) in the case of Shares subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the 1998 Plan, as one (1) Share and (ii) in the case of Shares subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the 1998 Plan, as that number of Shares as was deducted with respect to such Award from the maximum number of Shares available under the Plan at the time such Award was granted.

(e) Certain Adjustments.  In the event of any merger, reorganization, consolidation, equity restructuring, recapitalization, extraordinary cash dividend, stock dividend or stock split affecting the shares of Common Stock, then the Committee shall make an equitable and proportionate adjustment in the maximum number of shares that may be awarded under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number of shares underlying Outside Director Stock Options to be granted under Section 11 hereof, in the Section 162(m) Maximum and in the number of shares and price subject to other outstanding awards granted under the Plan, provided that the number of shares subject to any award shall always be a whole number. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right.

Section 4.  Eligibility.

Officers, other key employees and Outside Directors of and consultants to the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. Outside Directors are eligible to receive awards pursuant to Section 11 and as otherwise determined by the Board.

Section 5.  Stock Options.

Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Company or any Subsidiary of the Company. The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Options granted to officers, key employees, Outside Directors and consultants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Option Price.  The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, not less than 110%) of the Fair Market Value of the Common Stock at grant, in the case of Incentive Stock Options, and not less than 100% of the Fair Market Value of the Common Stock at grant, in the case of Non-Qualified Stock Options.

(b) Option Term.  The term of each Stock option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years (or, in the case of an Incentive Stock Option issued to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries or parent corporations, more than five years) after the date the Option is granted.

(c) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as provided in Section 5(g) and (h) and Section 12, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

(d) Method of Exercise.  Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the aggregate option price for the Stock Options to be exercised. Payment of the option price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the optionee, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee consistent with applicable securities laws, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the optionee pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. In the case of a Non-Qualified Stock Option, the Committee, in its discretion, at or after grant, may permit option holders, in lieu of the payment of withholding taxes due, but only to the extent the Company is required to withhold such taxes, to surrender shares subject to purchase without restriction under such Option or another award hereunder (in each case valued at the Fair Market Value of the Common Stock on the date the Option is exercised). No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to Shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 15(a).

(e) Transferability of Options.  No Non-Qualified Stock Option shall be transferable by the optionee other than (i) transfers by the optionee to a member of his of her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as in effect prior to transfer.

(f) Extension of Exercise in Certain Circumstances.  The Committee, in its discretion at or after grant, may provide that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Option, the Participant’s exercise of such Option would violate applicable securities law; provided, however, that during the extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

(g) Termination by Death.  Subject to Section 5(k), if an optionee’s employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Options held by such optionee shall vest in full and may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h) Termination by Reason of Disability.  Subject to Section 5(k), if an optionee’s employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Options held by such optionee shall vest in full and may thereafter he exercised by the optionee for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided, however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i) Termination by Reason of Retirement.  Subject to Section 5(k), if an optionee’s employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) ninety (90) days from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

(j) Other Termination.  Subject to Section 5(k), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee’s employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of ninety (90) days or the balance of such Stock Option’s term if the involuntary termination is without Cause. For purposes of this Plan, “Cause” means termination by the Company, acting in good faith, by written notice to the Executive specifying the event relied upon for such termination, due to; (i) the Executive’s indictment or conviction of a felony, (ii) the Executive’s intentional perpetration of a fraud, theft, embezzlement or other acts of dishonesty, (iii) the Executive’s intentional breach of a trust or fiduciary duty which materially adversely affects the Company or its shareholders. If an optionee voluntarily terminates employment with the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of ninety (90) days or the balance of such Stock Option’s term.

(k) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

(i) if (x) a participant’s employment is terminated by reason of death, Disability, or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an “Incentive Stock Option” during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

(ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

(l) Settlement Provisions.  If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock.

(m) Performance and Other Conditions.  The Committee may condition the grant, vesting or exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. The Committee in its discretion may also provide in the option agreement that any such conditional Option shall vest immediately prior to its expiration if the conditions to exercise have not theretofore been satisfied.

Section 6.  Stock Appreciation Rights.

(a) Grant and Exercise. Stock Appreciation Rights may be granted on such terms as shall be consistent with the Plan. A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) SARs shall be exercisable only at such time or times during such periods and for such number of SARs as shall be determined by the Committee, provided that no SAR may be exercised more than 10 years after the date of grant, and any SAR may be subject to earlier termination, cancellation or expiration as provided in the Plan.

(ii) Upon the exercise of a SAR, an optionee shall be entitled to receive an amount in cash and/or shares of Common Stock with a Fair Market Value equal in value to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Fair Market Value per share of Common Stock on the date of grant, multiplied by the number of SARs which shall have been exercised, with the Committee having the right to determine the form of payment at or after grant. SARs exercised and settled in shares of Common Stock shall be counted in full amount exercised against the number of shares available for grant under the 2004 Plan, regardless of the number of net shares issued upon settlement of the SAR.

(iii) Stock Appreciation Rights shall be transferable only to the extent that Stock Options would be transferable under Section 5(e) of the Plan.

(iv) The Committee may condition the grant, vesting or exercise of any Stock Appreciation Right upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion.

Section 7.  Restricted Stock.

(a) Administration.  Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates.  The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

(ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted :Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

(iii) Each participant receiving a Restricted Stock award shall be issued either a stock certificate in respect of such shares of Restricted Stock or such shares may be held in an uncertificated book account by the Company’s transfer agent. Shares shall be registered in the name of such participant, and, in the case of a stock certificate, such certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

(iv) The Committee shall require that the stock certificates or book entry accounts evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such award.

(c) Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) In accordance with the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance, or such other factors or criteria as the Committee may determine in its sole discretion.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 15(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

(iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment with the Company and any Subsidiary or Affiliate for any reason other than death or Disability during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(iv) Upon termination of a participant’s employment with the Company and any Subsidiary or Affiliate by reason of death or Disability during the Restriction Period, all shares still subject to restriction will fully vest, the restrictions shall lapse and the unrestricted shares shall be delivered promptly to the participant or to the legal representative of the estate or by the legatee of the participant under the will of the participant.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

(d) Minimum Value Provisions.  In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Committee.

Section 8.  Performance Awards.

8.1 Grant.  The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Common Stock, Stock Option, SAR or Restricted Stock, (ii) valued, as determined by the Committee, in accordance with, or subject to, the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. All Performance Awards shall be subject to the terms and provisions of Section 9 hereof.

8.2 Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved (as set forth in Section 9.2) during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award for that period, and no payments will be made with respect to that period, except that the Committee at grant may provide that certain awards that are performance based, paid in cash, and designed primarily for retention of key executives may be paid upon termination by the Company other than for cause. Upon termination of a participant’s employment with the Company and by reason of death or Disability during the performance period, the Performance Award for that period shall be paid to the participant or to the legal representative of the estate or by the legatee of the participant under the will of the participant. A participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9.  Provisions Applicable To Performance Awards.

9.1 General.  Notwithstanding anything in the Plan to the contrary, Performance Awards to Covered Officers shall be subject to the terms and provisions of this Section 9.

9.2 Performance Measures.  The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 9, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:

(a) earnings before interest, taxes, depreciation and/or amortization;

(b) operating income or profit;

(c) return on equity, assets, capital, capital employed, or investment;

(d) after tax operating income;

(e) net income;

(f) earnings or book value per share of Common Stock;

(g) cash flow(s);

(h) total sales or revenues or sales or revenues per employee;

(i) stock price or total shareholder return;

(j) dividends;

(k) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or

(l) any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares of Common Stock outstanding, or to assets or net assets. The Committee may provide that the evaluation of performance under criteria set forth in this Section 9.2 will exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

9.3 Maximums.  With respect to any Covered Officers (i) the maximum annual amount of any cash award that may be granted pursuant to the Company’s Executive Management Incentive Plan, or any successor plan designed to provide an annual performance based cash bonus payment shall be $5,000,000, and (ii) the maximum annual amount of all other cash-settled Performance Awards attributable to or earned in any performance period shall be $5,000,000.

9.4 Other Requirements.  To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance fur the performance period.

Section 10.  Other Stock-Based Awards.

(a) Administration.  Other Stock-Based Awards, including, without limitation, convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options valued by reference to earnings per share or Subsidiary performance, may be granted either alone, in addition to, or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock granted under the Plan and cash awards made outside of the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Common Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b) Terms and Conditions.  Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

(i) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

(ii) Any award under Section 10 and any shares of Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee in its sole discretion, except as set forth under this Section 10.

(iii) In the event of the participant’s Retirement, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 10.

(iv) In the event of the participant’s death or Disability, all remaining limitations imposed hereunder with respect to all awards under this Section 10, shall be waived and shall be delivered promptly to the participant or to the legal representative of the estate or by the legatee of the participant under the will of the participant

(v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and the participant.

Section 11.  Awards to Outside Directors.

(a) Applicability and Administration.  The provisions of this Section 11 shall apply only to awards to Outside Directors in accordance with this Section 11. The Committee shall have no authority to determine the timing of or the terms or conditions of any award under this Section 11. Instead, the Board shall have the authority to interpret its provisions and supervise its administration, subject to the provisions provided herein. All decisions made by the Board under this Section 11 shall be made by the affirmative vote of a majority of its members then in office.

(b) Awards.

(i) Prior to January 1st of each year, beginning with the year 2006, each person who is an Outside Director may elect to receive all or a portion of his or her annual compensation in the form of cash, Stock Options, Restricted Stock, or a combination thereof and/or to defer all or a portion of his or her compensation in the form of deferred cash or Stock Units. Compensation allocated to cash is paid out quarterly in arrears. Compensation allocated to deferred cash is credited quarterly with interest based on the Company’s borrowing rate set at the beginning of each year. Compensation allocated to stock awards (Stock Options, Restricted Stock or deferred Stock Units) will be converted to awards of equivalent value determined by using the same method used to expense the awards for financial accounting purposes. The exercise price of each Outside Director Stock Option granted pursuant to this Section 11(b) shall equal the Fair Market Value of the Common Stock on such option’s date of grant. No Outside Director Stock Option granted pursuant to this Section 11 shall qualify as an Incentive Stock Option.

(ii) Upon joining the Board, new Outside Directors would receive a one-time initial grant of a non-qualified stock option to purchase 10,000 shares of Common Stock vesting in equal increments over four years. Compensation for directors elected after January 1st will be prorated.

(c) Exercisability of Stock Options and Method of Exercise.  Outside Director Stock Options vest in equal quarterly increments over the year compensation is payable. Outside Director Stock Options may be exercised, in whole or in part, only by notice in writing to the Company (i) stating the number of shares as to which such option is to be exercised and the address to which the certificates for such shares are to be sent, accompanied by cash, certified check or bank draft payable to the order of the Company, in an amount equal to such option’s exercise price per share multiplied by the number of shares of the Common Stock as to which such option is then being exercised or (ii) instructing the Company to deliver the shares being purchased to a broker, subject to the broker’s delivery of cash to the Company equal to such option purchase price per share multiplied by the number of shares as to which such Outside Director Stock Option is then being exercised, or (iii) delivering shares of Common Stock already owned by the Outside Director as partial or full payment of the Outside Director Stock Option in accordance with the terms and restrictions set forth under Section 5(d).

(d) Delivery of Lapsed Restricted Stock.  Outside Director Restricted Stock vests in equal quarterly increments over the year compensation is payable. Upon the lapse of restrictions, that increment of Restricted Stock lapsing shall be delivered to the Outside Director.

(e) Distribution of Stock Units.  Outside Director Stock Units vest in equal quarterly increments over the year compensation is payable. Stock Units will not be evidenced by or convertible into any actual shares of the Company’s common stock until distribution. Vested Stock Units will not be distributed until an Outside Director’s termination from service on the Board, or upon his or her death or upon a change in control (as defined under Section 409A of the Code). Distributions may be allowed in the case of an unforeseeable emergency in accordance with criteria and procedures established by the Board that are consistent with Section 409A of the Code.

(f) Transferability

(i) Stock Options.  Outside Director Stock Options shall not be transferable other than (i) transfers to a member of the Outside Director’s Immediate Family or a trust for the benefit of the Outside Director or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution.

(ii) Stock Units.  Vested stock units are not transferable, except pursuant to a qualified domestic relations order or by will or the laws of descent and distribution.

(g) Restricted Stock and Option Agreement.  Grantees of Outside Director Stock Options and Outside Director Restricted Stock shall enter into a stock option agreement in a form approved by the Board, which shall be subject to the terms and conditions of this Plan. Any agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

(h) Deferral Election Form.  Outside Directors must make a valid election deferral in writing in accordance with procedures established by the Board.

(i) Termination.  The termination of Outside Director Stock Options or Outside Director Restricted Stock shall be governed by the provisions of Sections 5(g), 5(i) and 5(j) hereof as if Outside Directors were employees of the Company, except that any determination to accelerate the vesting of an Outside Director Stock Option or Outside Director Restricted Stock will be made by the Board and not by the Committee. Non-vested Stock Units shall be forfeited upon termination of an Outside Director, except in the case of termination by reason of death, which shall be governed by the provisions of Section 5 (g) hereof as if the Outside Director were an employee of the Company.

(j) Certain Changes.  Outside Director Stock Options and Outside Director Restricted Stock shall be subject to Section 12. Stock Units shall be subject to Section 409A of the Internal Revenue Code of 1986, as amended. The number of shares and the exercise price per share of each Outside Director Stock Option and Outside Director Restricted Stock shall be adjusted automatically in the same manner as the number of shares and the exercise price for Stock Options and Restricted Stock under Section 3 hereof at any time that Stock Options are adjusted as provided in Section 3. Stock Units will be credited with any dividends, stock splits, reverse stock splits or other changes in the Company’s capitalization as if they were actual shares of the Company’s common stock.

(k) Taxes.  The Company may make such provision as it deems appropriate for the withholding of any taxes which the Company determines are required in connection with the grant or exercise of any award under this Section 11.

(l) Other Awards.  Outside Directors are eligible to receive other awards as may be determined by the Board of Directors.

Section 12.  Change in Control Provisions.

(a) Impact of Event.  The Committee may determine, at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), that in the event of a “Change in Control” as defined in Section 12(b), the following acceleration provisions shall apply:

(i) any Stock Appreciation Rights, any Stock Option or Outside Director Stock Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

(ii) the restrictions applicable to any Restricted Stock, Outside Director Restricted Stock, Performance Awards and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

(iii) the Board or the Committee may impose additional conditions on the acceleration or valuation of any award in the award agreement.

(b) Definition of Change in Control.  For purposes of Section 12(a), a “Change in Control” means the happening of any of the following:

(i) any person or entity, including a “group” as defined in Section 1 3(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business or other than transactions which are approved by a majority of the Board); or

   (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transactions are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office ‘who were directors of the Company at the beginning of any such period.

Section 13.  Amendments and Termination.

The Board may at any time amend, alter or discontinue the Plan; provided, however, that, without the approval of the Company’s shareholders, no amendment or alteration may be made which would (a) except as a result of the provisions of Section 3(d) of the Plan, increase the maximum number of shares that may be issued under the Plan or increase the Section 162(m) Maximum, (b) change the provisions governing Incentive Stock Options except as required or permitted under the provisions governing incentive stock options under the Code, or (c) make any change for which applicable law or regulatory authority (including the regulatory authority of the New York Stock Exchange or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the Plan under Section 162(m) of the Code. Moreover, no amendment without shareholder approval shall change the types of awards that may be granted under the Plan, expand the class of persons eligible to receive awards or otherwise participate in the Plan; or reduce the price at which an Option is exercisable either by amendment of an Award Agreement or by substitution of a new Option Award at a reduced price.  The Company shall not, without shareholder approval, offer to buy out any Option or Stock Appreciation Right previously granted to a participant for a payment in cash, Stock or other property in excess of the excess of the Fair Market Value of a share of Stock over the option price of such Option or grant price of such Stock Appreciation Right as of such time. No amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Performance Award, Other Stock-Based Award, Outside Director Stock Option or Outside Director Restricted Stock theretofore granted, without the participant’s consent.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis); provided, however, the Committee may not, without the approval of the Company’s shareholders, modify any outstanding Stock Option so as to specify a lower exercise price or accept the surrender of an outstanding Stock Option and authorize the granting of a new Stock Option in substitution therefor specifying a lower exercise price. Solely for purposes of computing the Section 162(m) Maximum, if any Stock Options or other awards previously granted to a participant are canceled and new Stock Options or other awards having a lower exercise price or other more favorable terms for the participant are substituted in their place, both the initial Stock Options or other awards and the replacement Stock Options or other awards will be deemed to be outstanding (although the canceled Stock Options or other awards will not be exercisable or deemed outstanding for any other purposes).

Section 14.  Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 15.  General Provisions.

(a) Representations.  The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) No Limit on Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Right to Continued Employment.  The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d) Tax Withholding Matters.  No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may allow or require withholding obligations to be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e) Dividend Equivalents.  The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards). No dividend equivalents shall be paid or payable with respect to Performance Awards during or with respect to the applicable performance period.

(f) Governing Law.  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(g) Limitation on Liability.  The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(h) Limited Transferability.  In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Stock Option, Stock Appreciation Right, Restricted Stock award, Performance Award, Other Stock-Based Award, Outside Director Stock Option, Outside Director Restricted Stock or other right issued under this Plan is transferable by the participant without the prior written consent of the Committee, or, in the case of an Outside Director, the Board, other than (i) transfers by an optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family or (ii) transfers by will or by the laws of descent and distribution; provided that any such transfers are for no value. The designation of a beneficiary will not constitute a transfer.

(i) Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16 of the Exchange Act, and any payment tendered to the Company by a participant, other holder or beneficiary in connection with the exercise of such award shall be promptly refunded to the relevant participant, holder or beneficiary. In addition, the Committee may, at or after grant, condition the receipt of any payment in respect of any award or the transfer of any shares subject to an award on the satisfaction of a six-month holding period, if such holding period is required for compliance with Section 16 under the Exchange Act.

(j) Section 409A Compliance.  No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

Section 16.  Effective Date of Plan.

The Plan shall be effective upon approval by the Board and by the affirmative vote of a majority of the shares of the Company’s Common Stock entitled to vote.

Section 17.  Term of Plan.

No Stock Option, Stock Appreciation Right, Restricted Stock award, Performance Award, Other Stock-Based Award, Outside Director Stock Option or Outside Director Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards granted prior to such tenth anniversary may extend or be extended beyond that date.